CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Precision Standard, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in the Company's registration statement filed on Form S-8 of our report dated March 30, 1999 included in the Precision Standard, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in the registration statement.




                                        /s/Arthur Andersen LLP


Birmingham, Alabama
June 30, 1999